UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

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☐	Soliciting Material Pursuant to Section 240.14a-12

MainStreet BankShares, Inc.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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MAINSTREET BANKSHARES, INC.

730 East Church Street, Suite #30

Martinsville, Virginia 24112

Phone (276) 632-8054

Fax (276) 632-8043

Dear Shareholders:

The Directors of MainStreet BankShares, Inc. invite you to attend our 2007 Annual Meeting of Shareholders to be held at the Virginia Museum of Natural History, Walker Lecture Hall, 21 Starling Avenue, Martinsville, Virginia, on Thursday, April 19, 2007 at 2:00 p.m.

The attached Notice of 2007 Annual Meeting and Proxy Statement describes the formal business to be transacted at the Meeting. At the Meeting, shareholders will vote to elect three directors of MainStreet BankShares, Inc.

Whether or not you plan to attend in person, it is important that your shares be represented at the Meeting. Please complete, sign, date and return promptly the enclosed proxy. A postage-paid envelope is enclosed for your convenience. If you later decide to attend the Meeting and vote in person, or if you wish to revoke your proxy for any reason prior to the vote at the Meeting, you may do so and your proxy will have no further effect.

Each attendee at our Annual Meeting of Shareholders will receive a pass to tour the Virginia Museum of Natural History. We are the first company to use this facility for an annual meeting. You are welcome to come, hear about our progress and then tour this world class facility. The Board of Directors and management of MainStreet BankShares, Inc. appreciate your continued support and look forward to seeing you at the Annual Meeting.

Sincerely,

Larry A. Heaton
President and Chief Executive Officer

Martinsville, Virginia

March 15, 2007

MAINSTREET BANKSHARES, INC.

730 East Church Street, Suite #30

Martinsville, Virginia 24112

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

NOTICE IS HEREBY GIVEN that the Annual Meeting of the holders of shares of Common Stock of MainStreet BankShares, Inc. will be held on Thursday, April 19, 2007, at 2:00 p.m., at the Virginia Museum of Natural History, Walker Lecture Hall, 21 Starling Avenue, Martinsville, Virginia, 24112 for the following purposes:

1.	Election of Directors

To elect: three (3) members of Class C directors to serve until the 2010 Annual Meeting of Shareholders, or in the case of each director, until his or her successor is duly elected and qualifies;

2.	Other Business

To transact such other business as may properly be brought before the Meeting or any adjournment thereof.

The Board of Directors has fixed the close of business on February 28, 2007 as the record date for the determination of shareholders entitled to notice of and to vote at the Annual Meeting or any adjournment thereof.

By Order of the Board of Directors

Larry A. Heaton
President and Chief Executive Officer

Martinsville, Virginia

March 15, 2007

MAINSTREET BANKSHARES, INC.

PROXY STATEMENT

ANNUAL MEETING OF SHAREHOLDERS

April 19, 2007

GENERAL INFORMATION

This proxy statement is furnished to holders of Common Stock of MainStreet BankShares, Inc. (“BankShares” or “the Company”) in connection with the solicitation by and on behalf of the Board of Directors of the enclosed proxy to be used at the 2007 Annual Meeting of Shareholders of BankShares to be held at the Virginia Museum of Natural History, Walker Lecture Hall, Martinsville, Virginia, on Thursday, April 19, 2007, at 2:00 p.m., and at any adjournment thereof. The principal executive offices of BankShares are located at 730 East Church Street, Suite #30, Martinsville, Virginia 24112. The approximate mailing date of this Proxy Statement, the accompanying proxy and the Annual Report to Shareholders (which is not part of BankShares’ soliciting materials) is March 15, 2007.

The cost of solicitation of proxies will be borne by BankShares. Such costs include charges by brokers, fiduciaries and custodians for forwarding proxy materials to beneficial owners of BankShares’ stock held in their names. Solicitations will be made only by use of the mail, except that if necessary, officers, directors and employees of BankShares may without additional compensation solicit proxies by telephone or personal contact.

VOTING OF PROXIES

The proxy solicited hereby, if properly signed and returned to BankShares and not revoked prior to its use, will be voted in accordance with the instructions contained thereon. If no choice is specified and/or no contrary instructions are given on an executed and returned proxy, the proxy will be voted in favor of the nominees listed in Item 1 of the proxy and in the discretion of the proxies on any other matter which may properly come before the Meeting and all adjournments or postponements of the Meeting. Any shareholder giving a proxy has the power to revoke it at any time before it is exercised by (i) filing written notice thereof with the Corporate Secretary of BankShares (Corporate Secretary, MainStreet BankShares, Inc., 730 East Church Street, Suite #30, Martinsville, Virginia 24112); (ii) submitting a duly executed proxy bearing a later date with the Corporate Secretary of BankShares; or (iii) appearing at the Annual Meeting or at any adjournment thereof and giving the Corporate Secretary notice of his or her intention to vote in person. Presence at the Annual Meeting does not of itself revoke the proxy. Proxies solicited hereby may be exercised only at the Annual Meeting and at any adjournment thereof and will not be used for any other meeting.

VOTING SHARES AND VOTING RIGHTS

Only holders of record of Common Stock at the close of business on February 28, 2007 (the “Record Date”) are entitled to notice of and to vote at the Annual Meeting and any adjournments thereof. As of February 28, 2007, BankShares had 1,763,853 shares of Common Stock outstanding (not including 83,416 unexercised warrants and 141,207 unexercised vested stock options). A majority of the outstanding shares of Common Stock must be represented at the Annual Meeting in person or by proxy in order to constitute a quorum for the transaction of business. Each share of Common Stock is entitled to one vote at the Annual Meeting. For the purpose of determining the presence of a quorum, shares represented on any matter will be counted as present and represented on all matters to be acted upon, including any matter with respect to which the holder of such shares abstains from voting (“abstentions”). Broker non-votes (in which brokers do not vote shares on behalf of the beneficial owners thereof) will not be treated as present or represented at the Meeting, and will not be included in determining whether a quorum is present.

Election of Directors. Directors are elected by a plurality of the votes of the shares represented in person or by proxy at the Annual Meeting. “Plurality” means that the individuals who receive the largest number of votes cast are elected as directors up to the maximum number of directors to be chosen at the Meeting. Only shares that are voted in favor of a nominee will be counted toward that nominee’s achievement of a plurality. Abstentions and broker non-votes will not be counted toward a nominee’s achievement of a plurality.

Other Matters. Approval of any other matter that properly comes before the Meeting will require the affirmative vote of a majority of the shares represented at the Meeting and entitled to vote on the particular matter. In tabulating votes cast on any such other matter, abstentions will be considered votes cast, and accordingly will have the same effect as a negative vote. Broker non-votes, on the other hand, will not be counted as shares entitled to be voted on the particular matter, and therefore will have no impact on the outcome of the vote.

ITEM 1 – ELECTION OF DIRECTORS

BankShares’ Articles of Incorporation divide the Board of Directors into three classes (A, B and C) as nearly equal in number as possible, with the terms of office of each class ending in successive years. The current term of office of the Class C directors expires at this 2007 Annual Meeting. The terms of office of the Class A and Class B directors will expire in 2008 and 2009, respectively.

Except when consented to by unanimous vote of the other Directors, no person shall stand for election or re-election to the Board who has reached the age of 70 years prior to the date of the regular annual meeting of the shareholders at which an election of directors is held, and no person who has reached the age of 70 years may be elected to fill a vacancy on or as an addition to the Board. There is one (1) Class C director that may not stand for re-election at the 2007 Annual Meeting of Shareholders due to the age requirement for retirement which is Milford A. Weaver. At the Annual Meeting, three (3) Directors are to be elected to hold office. If elected, William L. Cooper, III, John M. Deekens and Danny M. Perdue shall become the members of Class C and shall hold office until the 2010 Annual Meeting of Shareholders or until their respective successors are duly elected and qualify. It is the intention of the named proxies, unless otherwise directed, to vote in favor of the election of the three (3) nominees for director named in this paragraph for the terms set out herein.

It is the intention of the current Board of Directors of BankShares, which includes all of the nominees for directorships, to vote for the election of the three (3) nominees for director named in the preceding paragraph for the terms set out therein.

Each nominee has agreed to serve if elected. In the event any named nominee shall unexpectedly be unable to serve, proxies will be voted for the remaining named nominees and such other person or persons as may be designated by the Board of Directors.

INFORMATION CONCERNING DIRECTORS AND NOMINEES

The following information, including the principal occupation during the past five years, is given with respect to the nominees for election to the Board at the Annual Meeting, and for the directors who will continue in office after the Annual Meeting. All of the nominees for election as directors currently serve as directors of BankShares. William L. Cooper, III was appointed by the Board of Directors on February 21, 2007 to fill a vacant seat on the board. All nominees for director are independent.

NOMINEES FOR DIRECTOR—CLASS C (TERM EXPIRES 2007)

Directors (Age)	Position with BankShares or Other Principal Occupation and Directorships	Director Since
William L. Cooper, III (53)	President of Cooper Wood Products, Inc. since March 1981. President of Cooper Classics, Inc. since March 2003.	2/07
Rocky Mount, Virginia.

John M. Deekens (59)	Plant Manger of Stuart Forest Products. Prior to that he was the Quality Improvement Manager for Hooker Furniture Corporation in Martinsville, Virginia.	7/01
Stuart, Virginia.

Danny M. Perdue (61)	Owner of the Franklin Shopping Center. Partial owner and operator of the Redwood Minute Markets, Inc. Director of Franklin Community Bank, N.A.	12/02
Rocky Mount, Virginia.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE NOMINEES

LISTED ABOVE BE ELECTED AS DIRECTORS OF BANKSHARES

DIRECTORS CONTINUING IN OFFICE

DIRECTORS—CLASS A (TERM EXPIRES 2008)

Directors (Age)	Position with BankShares or Other Principal Occupation and Directorships	Director Since
Larry A. Heaton (49)	President, CEO and Director of BankShares. Also, President CEO and Chairman of Franklin Community Bank, N.A. since October 2002. Consultant to BankShares (October 2000 to 2002). Senior Vice President/Regional Retail Banking Manager for BB&T (July 1999 to April 2000).	10/02
Collinsville, Virginia.

DIRECTORS—CLASS A (TERM EXPIRES 2008), cont.

Directors (Age)	Position with BankShares or Other Principal Occupation and Directorships	Director Since
Morton W. Lester (73)	President of The Lester Corporation (Real estate investment and property management company). Vice President of Motor Imports, Inc.	1/99
Martinsville, Virginia.

Michael A. Turner (53)	Partial owner and President of Turner’s Building, Inc. from 1976 to present. Partner in T & J Property Associates from 1985 to present. Also partner in TNT Associates, LLC. Director of Franklin Community Bank, N. A.	12/02
Penhook, Virginia.

DIRECTORS—CLASS B (TERM EXPIRES 2009)

Directors (Age)	Position with BankShares or Other Principal Occupation and Directorships	Director Since
Joseph F. Clark (44)	President and partial owner of Clark Brothers Company, Inc. Member and partial owner of Highland Park, LLC, Fairview Group, LLC and CBC, LLC.	7/01
Stuart, Virginia.

C. Laine Dalton (43)	Vice President, General Manager and partial owner of Dalton Insurance Agency.	7/01
Stuart, Virginia.

Joel R. Shepherd (43)	President and partial owner of Virginia Home Furnishings, Inc., Blue Ridge Antique Center, Inc., and 220 Self Storage, Inc. Member of Shepherd Properties, LLC, Orient Bay, LLC, and Wirtz Properties, LLC. Director of Franklin Community Bank, N.A.	12/02
Roanoke, Virginia.

EXECUTIVE OFFICERS

Larry A. Heaton, 49 – President, Chief Executive Officer and Director.

Larry A. Heaton is also President and Chief Executive Officer of Franklin Community Bank, N.A. (subsidiary of BankShares). He has worked in banking his whole career. Prior to joining BankShares, he was Senior Vice President/Regional Retail Banking Manager with BB&T from July 1999 through April 2000. Prior to that position, he served as President and CEO and Director of the

Bank of Ferrum from June 1991 to July 1999. Prior to that, he served in various capacities with Piedmont Trust Bank (affiliate bank to Bank of Ferrum).

Brenda H. Smith, 47 – Executive Vice President, Chief Financial Officer and Corporate Secretary.

Brenda H. Smith joined BankShares in August 1999. From 1995 to 1999, she was Vice President, Corporate Controller and Assistant Secretary of MainStreet Financial Corporation, a $2 billion multi-bank holding company headquartered in Martinsville, Virginia. From 1988 to 1995, she was Accounting Officer for Piedmont Trust Bank, a subsidiary of MainStreet Financial Corporation.

Cecil R. McCullar, 70 – Retired President, Chief Executive Officer and Director.

Cecil R. McCullar has worked for several banks. Prior to joining BankShares, he was the President and Chief Executive Officer of First American FSB, a $450 million thrift that was a wholly owned subsidiary of First American Corporation, from 1995 to 1998. He was President and Chief Executive Officer of Charter Federal Savings Bank, which was a $750 million thrift with 28 branches throughout southwest Virginia and Knoxville, Tennessee, from 1993 to 1995. Mr. McCullar retired as President and Chief Executive Officer effective April 30, 2006. He resigned as a director of BankShares effective May 4, 2006.

SECURITY OWNERSHIP OF PRINCIPAL SHAREHOLDERS AND MANAGEMENT

Principal Shareholders

The following table sets forth as of January 31, 2007 certain information regarding those persons (including any “group” as that term is used in Section 13(d)(3) of the Securities Exchange Act of 1934) who BankShares knows were the beneficial owners of 5% or more of the outstanding shares of BankShares’ Common Stock including vested warrants and options:

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership (#)	Percent of Class (%)
Common Stock	TCF Financial Corporation, Inc. 200 East Lake Street, Wayzata, MN 55391	149,539	7.5

Common Stock	Joel R. Shepherd 2320 Maiden Lane, Roanoke, VA 24015	107,531	5.4

Management

The following table sets forth as of January 31, 2007 the beneficial ownership of BankShares’ Common Stock by all (1) directors, (2) named executive officers and (3) directors and named executive officers as a group. Unless otherwise indicated, based on information furnished by such shareholders, management believes that each person has sole voting and investment power with respect to all shares beneficially owned by such person.

		Amount and Nature of Beneficial Ownership
Title of Class	Name and Address of Beneficial Owner	Sole Voting & Investment Power (#)		Other (1) (#)		Aggregate Total (#)	Percent of Class (%)
Common Stock	Joseph F. Clark Stuart, Virginia	6,160		—		6,160.3
Common Stock	William L. Cooper, III Rocky Mount, Virginia	440		660	(2)	1,100.1
Common Stock	Charles L. Dalton Stuart, Virginia	5,097		1,100	(3)	6,197.3
Common Stock	John M. Deekens Stuart, Virginia	5,500		—		5,500.3
Common Stock	Larry A. Heaton Collinsville, Virginia	27,500		49,403	(4)	76,903	3.9
Common Stock	Morton W. Lester Martinsville, Virginia	67,100	(5)	—		67,100	3.4
Common Stock	C. R. McCullar Roanoke, Virginia	44,000	(5)(10)	—		44,000	2.2
Common Stock	Danny M. Perdue Rocky Mount, Virginia	46,189		—		46,189	2.3
Common Stock	Joel R. Shepherd Roanoke, Virginia	107,531		—		107,531	5.4
Common Stock	Brenda H. Smith Martinsville, Virginia	440		39,599	(6)	40,039	2.0
Common Stock	Michael A. Turner Penhook, Virginia	23,223		11,000	(7)	34,223	1.7
Common Stock	Milford A. Weaver Collinsville, Virginia	9,411	(8)	630	(9)	10,041.5
Common Stock	Directors and Officers as a Group (12 persons)	342,591		102,392		444,983	22.4
Common Stock	Directors and Officers as a Group (10 persons) (excluding director retirees)	289,180		101,762		390,942	19.7

(1)	Includes shares owned by relatives and in certain trust relationships, which shares may be deemed to be beneficially owned under rules and regulations of the Securities and Exchange Commission. The inclusion of these shares does not constitute an admission of beneficial ownership.
(2)	Includes 660 shares that the director is custodian for his children.
(3)	Includes 1,100 shares owned by Dalton Insurance agency, an insurance agency of which the director is a partial owner.
(4)	Includes 49,403 shares that may be acquired through the 2004 Key Employee Stock Option Plan upon exercise of 49,403 stock options that are fully vested.
(5)	Includes 11,000 shares that may be acquired pursuant to warrants granted under BankShares Warrant Plan for organizing directors.
(6)	Includes 39,599 shares that may be acquired through the 2004 Key Employee Stock Option plan upon exercise of 39,599 stock options that are fully vested.
(7)	Includes 11,000 shares owned by his spouse.
(8)	Includes 4,400 shares that may be acquired pursuant to warrants granted under BankShares Warrant Plan for organizing directors.

(9)	Includes 630 shares owned by Virginia Blower Co., a heating/air conditioning company of which the director is a partial owner.
(10)	Mr. McCullar retired as President and CEO of MainStreet effective April 30, 2006 and resigned from the board of directors effective May 4, 2006.

Mr. McCullar, our original President, CEO and director, who retired April 30, 2006 and resigned as a director effective May 4, 2006, exercised his stock options to purchase 33,000 shares of MainStreet common stock at $9.09 per share on May 3, 2006. His ownership based on total shares outstanding, plus exercisable stock options and warrants is 2.2%.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires that BankShares’ directors and executive officers, and persons who own more than 10% of a registered class of BankShares’ equity securities, file with the Securities and Exchange Commission initial reports of ownership and reports of change in ownership of Common Stock and other equity securities of BankShares. The same persons are also required by Securities and Exchange Commission regulation to furnish BankShares with copies of all Section 16(a) forms that they file. To BankShares’ knowledge, based solely on BankShares’ review of the copies of such reports furnished to it or written representations from certain reporting persons that they have complied with the relevant filing requirements, during the year ended December 31, 2006 and December 31, 2005, all Section 16(a) filing requirements applicable to the BankShares’ officers, directors and more than 10% shareholders were complied with.

MEETINGS AND COMMITTEES

The Board of Directors held 9 meetings during 2006. In 2006, the Audit/Compliance Committee of the Board met 7 times, the Executive Committee met 1 time, the Human Resources Committee met 4 times and the Nominating Committee did not meet. During 2006, each director attended more than 75% of the aggregate of (i) the total number of meetings of the Board held during the period for which the director was on the Board and (ii) the total number of meetings held by all committees of the Board for which each director was a member, with the exception of Jesse D. Cahill, C. Laine Dalton and Morton W. Lester. Mr. Cahill retired from the board of directors in April 2006.

Committees of the Board

The Board of Directors has a standing Audit/Compliance Committee, Executive Committee, Human Resources Committee, and Nominating Committee.

Nominating Committee

BankShares formed a Nominating Committee in 2006 to recommend a board member for appointment in 2007 to fill a vacant seat. The Committee’s recommendation, William L. Cooper, III, was made to the entire board of directors who approved the appointment at the February 2007 board meeting. BankShares has no formal process for identifying director nominees and it is done on an as needed basis. We believe that this is adequate for a small community financial institution. BankShares is a relatively young corporation and most directors are among the original organizers of the Corporation and its subsidiary bank, Franklin Community Bank, N.A. Larry A. Heaton suggested William L. Copper, III to the Nominating Committee. The Committee members were also familiar with Mr. Cooper and his background. The Committee reviewed information provided by Mr. Heaton regarding Mr. Cooper’s qualifications as a business owner and former bank director in accordance with the standards discussed below. We believe the Nominating Committee is capable of evaluating the qualifications of proposed director nominees and of determining the need for additional directors. The majority of directors on the Nominating Committee are independent according to independence as defined in Rule 4200(a)(15) of the National Association of Securities Dealers, Inc. (“NASD”) listing standards. Mr. Heaton is a non independent director of this Committee. The Nominating Committee will consider Director nominees recommended by shareholders. Generally, candidates should be highly qualified by business, professional or comparable experience, affirmatively desirous of serving on the Board, and able to represent the short-term and long-term interests of the Corporation and all shareholders and not merely those of any special interest group. Candidates should also possess high integrity, exceptional ability and judgment, and knowledge of the financial services industry. Candidates should also be able to promote the Bank or Corporation. Shareholders wishing to suggest candidate(s) for consideration at the 2008 Annual Meeting of Shareholders should submit their proposals in accordance with the timeframe and procedures set forth in the paragraph entitled “SUBMISSION OF SHAREHOLDER PROPOSALS” in this Proxy Statement. Shareholder proposals for director nominees should also include the following for the proposed director: name, age, and principal occupation for the past five years, any current directorships held on public companies, number of shares of BankShares stock owned, and a statement from the prospective nominee agreeing to the nomination. All nominees, whether proposed by a shareholder or other, will be evaluated based on the same criteria. The Nominating Committee does not have a charter. The Nominating Committee currently consists of Larry A. Heaton, Joel R. Shepherd, and Morton W. Lester.

Audit/Compliance Committee

The Audit/Compliance Committee assists the Board of Directors in fulfilling its fiduciary responsibilities relating to BankShares’ corporate accounting and reporting practices and legal compliance. The Audit/Compliance Committee is responsible for the appointment of the firm to be employed as its registered independent accountants to audit BankShares’ consolidated financial statements. The Audit/Compliance Committee reviews and approves the fees, scope, purpose and type of audit services to be performed by the internal and external auditors; reviews the activities and findings of the internal and external auditors to determine the effectiveness of the audit function; reviews procedures for ensuring compliance with BankShares’ policies on conflict of interest; and renders regular reports to the Board of Directors on its activities and findings. The Audit/Compliance Committee is responsible for ensuring that standards of ethical behavior and proper compliance programs are established and maintained throughout BankShares. The Audit/Compliance Committee also has the responsibility for establishing procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, and the confidential, anonymous submissions by employees or contractors of concerns regarding questionable accounting or accounting matters.

The Audit/Compliance Committee consists of five members. The Board of Directors has determined that each of the five members is independent as defined in Rule 4200(a)(15) of the National Association of Securities Dealers, Inc. listing standards.

The Audit/Compliance Committee consists of C. Laine Dalton, John M. Deekens, Danny M. Perdue, Joel R. Shepherd (Chairman) and Michael A. Turner. Joe C. Philpott, retired director in 2006 due to age, was a member of this committee until his retirement effective at the Annual Meeting, April 20, 2006. The Audit/Compliance Committee met 7 times in 2006.

The Board has adopted for the Audit/Compliance Committee a written charter, which was amended in July 2005.

The Committee will perform such other functions as are authorized for this Committee by the Board of Directors.

Executive Committee

The Executive Committee has all powers of the full Board not prohibited to it under the Virginia Stock Corporation Act and will be called to meet in the event of emergencies or when action of the Board of Directors is necessary between meetings and it is not possible or practicable to call a special meeting.

The Executive Committee consists of Joseph F. Clark, Larry A. Heaton (Chairman), Morton W. Lester, Danny M. Perdue and Joel R. Shepherd. Jesse D. Cahill, Roxann B. Dillon and Joe C. Philpott, retired directors, were members of this committee until their retirement effective at the Annual Meeting, April 20, 2006. Retired President and Chief Executive Officer, C. R. McCullar, was also a member of this committee until his retirement on April 30, 2006. The Executive Committee met one time during 2006.

Human Resources Committee

The Human Resources Committee is responsible for overseeing the compensation structure of BankShares. The Committee reviews the performance and establishes the compensation of the CEO and reviews and approves the performance review and compensation of other BankShares’ executive officers upon recommendation of the CEO.

The Committee also administers the MainStreet BankShares, Inc. 2004 Key Employee Stock Option Plan.

The Human Resources Committee consists of C. Laine Dalton (Chairman), John M. Deekens, Milford A. Weaver and Michael A. Turner. Retired directors, Roxann B. Dillon and Joe C. Philpott, were members of this committee until their retirement effective at the Annual Meeting, April 20, 2006. The Human Resources Committee met 4 times in 2006.

The Human Resources Committee approved a charter in October 2006 which was ratified by the entire Board of Directors at its November 2006 board meeting. The charter is included as Appendix A to this 2007 Proxy Statement.

COMPENSATION AND OTHER MATTERS

Executive Compensation

The following table presents information relating to the compensation of the Chief Executive Officer, Chief Financial Officer, and Named Executive Officers for the fiscal years ended December 31, 2006 and 2005.

SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary ($) (1)	Bonus($)	Option Awards ($) (3)	Non-Equity Incentive Plan Comp. ($)	All Other Comp. ($) (4)		Total ($)
Larry A. Heaton President, CEO & Director	2006 2005	194,269.32 173,892.40	— —	25,954.50 214,903.10	56,041.72 —	3,288.42 2,596.51		279,553.46 391,392.01

President/CEO/Chairman Franklin Community Bank, N. A.

Brenda H. Smith Executive VP CFO and Corporate Secretary	2006 2005	100,039.24 92,348.16	1,624.26 —	17,696.25 172,255.64	— —	3,780.67 2,764.08		123,140.42 267,367.88

C. R. McCullar (2) Retired President, CEO of BankShares & Resigned Director	2006 2005	54,013.00 148,049.58	— —	— —	— —	71,144.77 4,426.62	(5)	125,478.77 152,476.20

(1)	Includes taxable insurance premiums paid as compensation for medical and dental premiums while employed.
(2)	Mr. McCullar retired as President and CEO effective April 30, 2006 and resigned from the Board of Directors effective May 4, 2006.
(3)	Please note the discussion of pricing of the stock options discussed in the narrative following this table.
(4)	All other compensation consists of 401-K matching contributions from the Company to the named executive officer; life insurance premiums paid by the Company to the named executive officer; a Christmas gift to Larry A. Heaton as a director from BankShares; and a chair given to Mr. McCullar upon his retirement.
(5)	Includes $56,666.72 paid to Mr. McCullar in consulting fees based on his employment agreement, $9,974.17 in cobra payments based on his employment agreement, and a retirement gift with a value of $2,567.63.

Larry A. Heaton was granted 6,050 stock options and Brenda H. Smith was granted 4,125 stock options in 2006 under the 2004 Key Employee Stock Option Plan (the “Plan”). These stock options will vest over a three-year period beginning with December 20, 2007 and have an expiration date of December 20, 2016. Vesting is solely conditioned on the named executive remaining an employee until the end of each vesting period. Larry A. Heaton will have 2,016 stock options to vest December 20, 2007 and 2,017 stock options to vest December 20, 2008 and 2009, respectively. Brenda H. Smith will have 1,375 stock options to vest December 20, 2007, 2008, and 2009, respectively. During 2005, Larry A. Heaton and Brenda H. Smith were granted 49,403 and 39,599 stock options, respectively, under the same Plan. These stock options vested immediately and have a ten year expiration date. The per share weighted average fair value of stock options granted during 2006 and 2005 was $4.29 and $4.35, respectively, on the date of grant utilizing the Black-Scholes option-pricing model with the following assumptions:

	2006 Grants		2005 Grants
Risk-free interest rate	4.60%		4.51%
Expected life of options and warrants	6.5	years	10	years
Expected volatility of stock price	27%		31%
Expected dividend yield	0%		0%

Expected volatilities are based on the historical volatility of MainStreet’s stock. The risk-free interest rate for the period within the contractual life of the option is based upon the ten year Treasury rate at the date of the grant. Please refer to Footnote #13 of the Consolidated Financial Statements for complete discussion and disclosure of the Company’s stock options.

Larry A. Heaton also participated in an incentive plan during 2006. His incentive opportunity was based on 25% of his salary based on defined performance objectives (return on assets, return on equity, net income and efficiency ratio) in comparison to budget with a minimum payout of 75% and a maximum payout of 125% of the 25% of base salary. The actual performance compared to budget could not be less than 75% in order to receive an incentive payout. The actual performance was capped at 125% to budget for the payout. The payout was two-pronged in July 2006 and January 2007. The entire payout (July 2006 and January 2007) was fully earned in 2006 and is included in the compensation table. The incentive program continues for 2007 with a payout in July 2007 and January 2008.

Outstanding Equity Awards at Fiscal Year-End

Name	No. of Securities Underlying Unexercised Options (#) Exercisable		No. of Securities Underlying Unexercised Options (#) Unexercisable		Equity Incentive Plan Awards: No. of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date
Larry A. Heaton President, CEO & Director & President /CEO Franklin Community Bank, N.A.	41,170 8,233 —		— — 6,050	(1)	— — —	12.09 12.09 16.75	12/01/2015 12/19/2015 12/20/2016

Brenda H. Smith Executive VP CFO and Corporate Secretary	32,999 6,600 —		— — 4,125	(1)	— — —	12.09 12.09 16.75	12/01/2015 12/19/2015 12/20/2016

C. R. McCullar Retired President CEO of BankShares & resigned director	11,000	(2)	—		—	9.09	07/24/2010

(1)	These stock options were granted to the named executives in 2006 and vest over a three-year period beginning December 20, 2007. Larry A. Heaton has 2,016 stock options which vest December 20, 2007 and 2,017 stock options which vest December 20, 2008 and 2009, respectively. Brenda H. Smith has 1,375 stock options which vest December 20, 2007, 2008, and 2009, respectively. In each case, Mr. Heaton and Mrs. Smith must be employed by the Corporation at the end of each vesting period.
(2)	These are warrants granted to Mr. McCullar pursuant to his Employment Agreement. Please refer to the narrative section of Employment Agreements for discussion on the warrants.

Employment Agreements

BankShares and Franklin Community Bank, N.A. have an employment agreement with Larry A. Heaton. The agreement has a rolling one year term that unless terminated at least 90 days prior to each anniversary date, is extended automatically for an additional one year. If Mr. Heaton’s employment is terminated without cause the Company is obligated to pay Mr. Heaton a lump sum payment equal to: (a) the present value of the total base salary in effect at the time of termination through the remaining term of employment and (b) the present value of Company’s cost of all welfare and pension benefits then being provided to Mr. Heaton calculated as if he continued in employment through the remaining term of employment and (c) any incentive benefits accrued as of the date of termination. If Mr. Heaton’s employment is terminated for cause or he voluntarily terminates employment, Mr. Heaton will receive his full base salary through the date of termination. Upon a change of control, Mr. Heaton may choose either of the following: (a) to enter into a replacement employment agreement mutually satisfactory to him and the company acquiring control which shall replace in full the subject employment agreement or (b) to resign his employment, terminate the employment agreement and, subject to certain limitations, receive as severance benefits the continuation for the 36 months immediately following such written notice his salary and benefits excluding any non-accrued incentives. The agreement provides for a non competition obligation within a 25 mile radius of the main office of Franklin Bank for one year after termination of employment or during any longer period in which he is receiving severance benefits after a change of control.

Please refer to the narrative beneath the Summary Compensation Table for a discussion of stock options granted to Larry A. Heaton.

BankShares has an employment agreement with Brenda H. Smith that provides for her employment as Executive Vice President and Chief Financial Officer of MainStreet BankShares, Inc. The agreement has a rolling three year term that unless terminated at least 90 days prior to each anniversary date, is extended automatically for an additional one year. If Ms. Smith’s employment is terminated without cause BankShares is obligated to pay Ms. Smith a lump sum payment equal to: (a) the present value of the total base salary in effect at the time of termination through the remaining term of employment and (b) the present value of BankShares’ cost of all welfare and pension benefits then being provided to Ms. Smith calculated as if she continued in employment through the remaining term of employment and (c) any incentive benefits accrued as of the date of termination. If Ms. Smith’s employment is terminated for cause or she voluntarily terminates employment, Ms. Smith will receive her full base salary through the date of termination. Upon a change of control, Ms. Smith may choose either of the following: (a) to enter into a replacement employment agreement mutually satisfactory to her and the company acquiring control which shall replace in full the subject employment agreement or (b) to resign her employment, terminate the employment agreement and, subject to certain limitations, receive as severance benefits the continuation for the 24 months immediately following such written notice her salary and benefits excluding any non-accrued incentives.

Please refer to the narrative beneath the Summary Compensation Table for a discussion of stock options granted to Brenda H. Smith.

BankShares had an employment agreement with C. R. McCullar that provided for his employment as President and Chief Executive Officer of BankShares. The Agreement had a rolling three-year term which was ended by Mr. McCullar. The Agreement provided Mr. McCullar with a base salary and certain standard medical and health insurance benefits while he was employed. If Mr. McCullar’s employment was terminated “without cause” while the agreement was in effect, he was entitled to be paid in a lump sum his base salary through the remaining term of the agreement. After McCullar’s retirement, which occurred on April 30, 2006, BankShares, per the employment agreement, retained McCullar in the capacity of consultant until July 13, 2007 and has continued to provide medical and health benefits compensation under the consulting agreement.

McCullar was granted 33,000 stock options upon the opening of BankShares’ first subsidiary bank. All such options were fully vested as of July 24, 2003. Mr. McCullar exercised his options upon retirement. Mr. McCullar was also granted 11,000 warrants as one of the original organizers. These warrants are fully vested and expire on July 24, 2010.

Director Compensation

Name	Fees Earned or Paid in Cash ($)	All Other Compensation ($)		Total ($)
Joseph F. Clark	800.00	91.52	(2)	891.52
Jesse D. Cahill (retired)	400.00	333.00	(1)	733.00
Charles L. Dalton	1,300.00	91.52	(2)	1,391.52
John M. Deekens	1,900.00	91.52	(2)	1,991.52
Roxann B. Dillon (retired)	100.00	333.00	(1)	433.00
Morton W. Lester	600.00	91.52	(2)	691.52
Danny M. Perdue	1,400.00	91.52	(2)	1,491.52
Joe C. Philpott (retired)	600.00	333.00	(1)	933.00
Joel R. Shepherd	1,600.00	91.52	(2)	1,691.52
Michael A. Turner	1,500.00	91.52	(2)	1,591.52
Milford A. Weaver	1,100.00	91.52	(2)	1,191.52

(1)	The directors that retired in 2006 received a chair with MainStreet’s name on it for their home office.
(2)	The directors received a Christmas gift from the Company.

The Board of Directors were paid $100 for each board meeting and committee meeting they attended during 2006. There were no retainers paid.

Director Independence

This list of director nominees and continuing directors can be found in the first section of this Proxy Statement in Information Concerning Directors and Nominees. MainStreet applies the definition of independent director as defined by NASD Rule 4200 (a)(15). In accordance with this guidance, all directors of MainStreet would be considered independent with the exception of Larry A. Heaton, BankShares’ President and Chief Executive Officer. Since inception, all directors have been independent with the exception of Cecil R. McCullar, retired President and CEO and Larry A. Heaton.

COMMITTEE REPORTS

Report of the Nominating Committee

The Nominating Committee was formed in 2006 and was composed of three members. This committee did not meet in 2006, but met one time in early 2007 to discuss, review and recommend a nomination for director to the board, William L. Cooper, III, submitted by Larry A. Heaton. The committee reviewed the nomination in accordance with the criteria stated previously. The nomination was recommended by the Nominating Committee and to the entire board of directors for approval. Mr. Cooper was approved by the entire board at its February 2007 meeting to become a member of BankShares’ board of directors and is included in the Corporation’s 2007 Proxy Statement as a nominee for re-election for a full term.

Submitted by members of the Nominating Committee: Larry A. Heaton, Morton W. Lester and Joel R. Shepherd.

Report of the Human Resources Committee

The following is a report from the Human Resources Committee describing the policies pursuant to which compensation was paid to executive officers of BankShares during 2006.

The Human Resources Committee is composed of five independent directors and has responsibility for reviewing the performance and establishing the compensation of the CEO, and reviewing and approving the performance review and compensation of the remaining BankShares’ executive officers upon recommendation of the CEO. The Committee may not delegate its authority.

The Human Resources Committee of the Board of Directors fixed and approved the 2006 compensation paid to President and CEO Larry A. Heaton. The Human Resources Committee of the Board of Directors approved the 2006 performance review and compensation paid to executive officer Brenda H. Smith, upon the advice and recommendation of the retired President and CEO Cecil R. McCullar, who has since retired.

Compensation Program Components: BankShares’ compensation programs have been established with the primary objectives of maintaining and providing pay levels and incentive opportunities that are competitive and reflect the performance of BankShares and its subsidiary bank. The primary components of year 2006 compensation for Larry A. Heaton were base salary, 401-K match, an incentive program based on specific performance criteria, and stock option grants. The primary components of year 2006 compensation for Brenda H. Smith were base salary, 401-K match, and stock option grants.

Salary: The base salary parameters were established through comparisons with organizations of similar size and complexity to BankShares. Compensation levels were set with the objective of ensuring that executive officer base salaries, when considered as a part of total compensation, were adequate and competitive with the peer group of BankShares and its subsidiary bank, based on asset size. For these purposes, the Committee utilized the Virginia Bankers Association Salary, Benefits and Director Compensation Survey and the SNL Financial 2006 Executive Compensation Salary Review.

Stock Options: Larry A. Heaton and Brenda H. Smith were granted 6,050 and 4,125 stock options, respectively, in 2006 under the 2004 Key Employee Stock Option Plan. These options vest over a three-year period beginning with December 2007 with an expiration date of December 20, 2016. Vesting is solely conditioned on the named executive remaining an employee until the end of each vesting period. Larry A. Heaton has 2,016 stock options which vest December 20, 2007 and 2,017 stock options which vest December 20, 2008 and 2009, respectively. Brenda H. Smith has 1,375 stock options which vest December 20, 2007, 2008, and 2009, respectively. Upon discussions and suggestions by Larry A. Heaton, the Committee based the stock options on the remaining third of the stock options available to be granted under the Plan until its expiration in January 2009. The amount granted to Larry A. Heaton and Brenda H. Smith were an appropriate level based on industry research utilizing the Virginia Bankers Association Salary, Benefits and Director Compensation Survey and the SNL Financial 2006 Executive Compensaiton Salary Review. They were reviewed with a comparison to the percentage of compensation for comparable companies. Larry A. Heaton and Brenda H. Smith were granted 49,403 and 39,599 stock options, respectively, in 2005, which vested immediately with a ten-year expiration. They were also granted under the Plan.

Submitted by the members of the Human Resources Committee:

C. Laine Dalton (Chairman), John M. Deekens, Michael A. Turner and Milford A. Weaver.

Report of the Audit/Compliance Committee

The Audit/Compliance Committee’s Report to the shareholders, which follows, was approved and adopted by the Committee and by the Board of Directors on February 21, 2007.

The Audit/Compliance Committee has reviewed and discussed with management the audited financial statements. The Audit/Compliance Committee has discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standard No. 61 (Communication with Audit Committee). In addition, the Audit/Compliance Committee had received from the independent auditors the written disclosures required by Independent Standards Board Standard No. 1 (Independent Discussions with Audit Committee) and discussed with them their independence from BankShares and its management.

Based on the reviews and discussions described above, the Audit/Compliance Committee recommended to the Board of Directors that the audited financial statements be included in BankShares’ Annual Report on Form 10-KSB for the fiscal year ended December 31, 2006, for filing with the Securities and Exchange Commission. By recommending to the Board of Directors that the audited financial statements be included, the Audit/Compliance Committee is not opining on the accuracy, completeness or presentation of the information contained in the audited financial statements. The auditing firm for BankShares for the years ended December 31, 2006 and 2005 was Brown, Edwards & Company, L.L.P. located in Bluefield, West Virginia. A representative from Brown, Edwards & Company, L.L.P. is expected to be present at the Annual Meeting, will have an opportunity to make a statement if he or she desires to do so and will be available to respond to questions posed by the shareholders.

Under the terms of its charter, the Audit Committee must preapprove all auditing services and permitted non-audit services (including the fees and terms of such services) to be performed for BankShares by its independent auditor, subject to a de minimis exception for non-audit services which are approved by the Audit Committee prior to the completion of the audit and otherwise in accordance with the terms of applicable SEC rules. To qualify for the de minimis exception, the aggregate amount of all such non-audit services provided to the Corporation must constitute not more than 5% of the total amount of revenues billed to BankShares from its independent auditors during the fiscal year in which the services are provided; such services were not recognized by the Corporation at the time of the engagement to be non-audit services; and the non-audit services are promptly brought to the attention of the Audit Committee and approved prior to the completion of the audit by the Audit Committee or by one or more members of the committee to whom authority to grant such approval has been delegated by the Audit Committee. The following are fees for professional services provided to BankShares by Brown, Edwards & Company, L.L.P. for the fiscal years ended December 31, 2006 and 2005, respectively:

	2006	2005
Audit fees	$36,700	$34,620
Audit-related fees	—	—
Tax fees	6,450	6,100
All other fees	11,880	—

Total fees	$55,030	$40,720

The Audit Fees were billed for the audit of BankShares’ financial statements and for the required quarterly reviews of those statements. There were no Audit Related Fees billed for the year ended December 31, 2006 and 2005. Tax Fees for the year ended December 31, 2006 and 2005 include fees associated with the preparation of the annual tax return. All Other Fees for 2006 consisted of the review of the Form SB-2 and its amendment along with the review of two Form 8-K filings. The Audit/Compliance Committee gave prior approval for all Audit Related Fees, Tax Fees and All Other Fees and believes that the independent auditor’s provision of the Audit Related, Tax services and All Other Fees to BankShares is compatible with the maintenance of the auditor’s independence. The Audit Committee of BankShares voted on November 15, 2006 to change its independent registered public accounting firm from Brown, Edwards & Company, L.L.P. to Yount, Hyde, & Barbour, P.C. MainStreet’s three year contract with Brown, Edwards & Company, L.L.P. ended with the audit of the December 31, 2006 financials. Yount, Hyde & Barbour, P.C. will begin audit of MainStreet’s financials, including review of Form 10-QSB, with the year ending December 31, 2007. The new firm was chosen after review of solicited bids from various independent registered public accounting firms. The audited financial statements of MainStreet for the last two years received an unqualified audit opinion issued by Brown, Edwards & Company, L.L.P. There were no disagreements with Brown Edwards with regards to accounting principles and practices, financial statement disclosure, or auditing scope of procedure.

We are a relatively small and young corporation located outside of a major metropolitan area. We have not been able to attract a director who qualifies as a “financial expert” (as defined by the Sarbanes Oxley Act) on the Audit/Compliance Committee.

Submitted by the members of the Audit/Compliance Committee:

Joel R. Shepherd (Chairman), C. Laine Dalton, John M. Deekens, Danny M. Perdue and Michael A. Turner.

BOARD MEMBER ATTENDANCE AT ANNUAL MEETINGS

The Board of Directors recognizes that attendance by directors at annual meetings of the Company’s shareholders benefits BankShares by giving directors an opportunity to meet, talk with and hear the suggestions or concerns of shareholders who attend those meetings, and by giving those shareholders access to BankShares’ directors that they may not have at any other time during the year. The Board of Directors recognizes that directors have their own business interests and are not full-time employees of the Company, and that the Company cannot compel attendance by directors at annual meetings. However, it is the policy of the Board of Directors that directors be strongly encouraged to attend each Annual Meeting of Shareholders. At the 2006 Annual Meeting of Shareholders, nine of the ten directors were in attendance.

COMMUNICATIONS WITH DIRECTORS

The Board of Directors has adopted a policy for shareholders to communicate with directors. Shareholders of BankShares are encouraged to communicate with the full board, or with individual directors, regarding their suggestions, concerns, complaints and other matters pertinent to BankShares’ business. Shareholders should send their communication in writing to the Corporate Secretary, indicating whether it is intended for the Board as a whole, for the Chairman of a committee of the Board, or for one or more individual members of the Board. The Corporate Secretary will review all written communications (unless marked conspicuously “CONFIDENTIAL”) and forward them to the director or directors for whom they appear to be intended. Confidential communications, so marked, will not be opened but will be submitted to the named addressee unopened.

TRANSACTIONS WITH RELATED PERSONS

BankShares’ Officers and Directors, and other corporations, business organizations, and persons with which some of BankShares’ Officers and Directors are associated, customarily have banking transactions with the Bank. All such transactions were made in the ordinary course of business on substantially the same terms, including interest rates and security for loans, as those prevailing at the time in comparable transactions with others and did not involve more than the normal risk of collectibility or present other unfavorable features. None of such loans are classified as nonaccrual, past due, restructured or potential problem. All outstanding loans to Executive Officers and Directors and their associates are current as to principal and interest.

CODE OF ETHICS

BankShares has adopted a Code of Ethics for all of its employees including its Chief Executive Officer and its Chief Accounting Officer. A copy of the Code of Ethics may be obtained by writing to Brenda H. Smith, Executive Vice President, 730 East Church Street, Suite #30, Martinsville, Virginia 24112.

SUBMISSION OF SHAREHOLDER PROPOSALS

Submission of Shareholder Proposals for Inclusion in BankShares Proxy Statement and Form of Proxy for 2008 Annual Meeting

Proposals of shareholders intended to be presented at the 2008 Annual Meeting of Shareholders of BankShares must be received by BankShares not later than November 14, 2007 and comply with all the requirements of Rule 14a-8 of the Securities Exchange Act of 1934, in order to be included in the proxy statement and form of proxy relating to such Annual Meeting. Such proposals, including shareholder nominations of candidates for election as BankShares directors, should be sent to the Corporate Secretary, Brenda H. Smith, at BankShares’ principal office at 730 East Church Street, Suite #30, Martinsville, Virginia 24112 by certified mail, return receipt requested. Any proposal that is received by BankShares after November 15, 2007, will be considered untimely for inclusion in the proxy statement and form of proxy for the 2008 Annual Meeting.

Submission of Other Shareholder Proposals

BankShares’ Bylaws provide that only such business which is properly brought before a shareholder meeting will be conducted. For business to be properly brought before a meeting, a shareholder must give timely notice in writing to the President of the Corporation. To be timely, a shareholder’s notice shall be delivered to, or mailed and received at, the principal executive offices of BankShares not less than sixty days nor more than ninety days prior to the meeting; provided, however, in the event that less than seventy days notice or prior public disclosure of the date of the meeting is given or made to shareholders, notice by the shareholder to be timely must be so received not later than the close of business on the tenth day following the day on which such notice of the date of the meeting or such public disclosure was made. Notice shall be deemed to have been given more than seventy days in advance of an annual meeting of shareholders if the annual meeting is called on the third Thursday of April of the year (or if such date falls on a legal holiday, the next business day) without regard to when public disclosure thereof is made. Notice of actions to be brought before a meeting shall set forth, as to each matter the shareholder proposes to bring before the meeting: a brief description of the business desired to be brought before the meeting and the reasons for bringing such business before the meeting; and as to the shareholder giving the notice, (i) the name and address, as they appear on BankShares’ books, of such shareholder, (ii) the classes and number of shares of BankShares’ which are owned of record and beneficially by such shareholder, and (iii) any material interest of such shareholder in such business other than his interest as a shareholder of BankShares.

2006 ANNUAL REPORT

BankShares’ 2006 Annual Report and Form 10-KSB, which includes audited consolidated balance sheets as of December 31, 2006 and December 31, 2005, consolidated statements of income, changes in shareholders’ equity and cash flows for the years ending December 31, 2006 and December 31, 2005 along with the related footnotes is being mailed with this Proxy Statement to shareholders of record as of the close of business on February 28, 2007.

ITEM 2 - OTHER BUSINESS

The Board of Directors does not know of any matters which may be presented for consideration at the Meeting other than those specifically set forth in the Notice of Annual Meeting. However, in the event that any other matters are properly presented for action at the Meeting or any adjournment thereof, it is the intention of the proxy holders named in the enclosed Proxy to take such action as shall be in accordance with their best judgment with respect to such matters.

Shareholders are urged to complete, sign, date and return promptly the enclosed proxy. Your prompt response and cooperation is appreciated.

By Order of the Board of Directors

Larry A. Heaton
President and Chief Executive Officer

Dated: March 15, 2007

APPENDIX A

MAINSTREET BANKSHARES, INC.

HUMAN RESOURCES CHARTER

Purpose

There shall be a Human Resources Committee of the Board of Directors of MainStreet BankShares, Inc. The purpose of the Human Resources Committee is to oversee and ascertain the establishment of:

❖	Equitable and effective performance and compensation policies and procedures for executive management, officers and employees;

❖	Effective recruiting and promotion policies which adhere to legal and regulatory requirements;

❖	Adequate management development and succession programs and plans.

Membership and Staffing

The Human Resources Committee shall be comprised of at least three Directors appointed by the Board, all of whom shall be outside directors. The Committee shall receive staff assistance from Company officers and employees as may be required.

Meeting Schedule

As necessary, but at least annually.

Responsibilities

The principal responsibilities of the Human Resources Committee are to:

❖	Review and advise the Board on executive performance objectives and compensation/incentive policies and practices;

❖	Review and advise the board on human resources policies and procedures;

❖	Evaluate the performance of the President and Chief Executive Officer and make recommendations to the full Board on their base and incentive compensation;

❖	Review the performance of the Chief Financial Officer based on recommendations from the President and Chief Executive Officer;

❖	Review and advise the Board on the overall salary administration program for officers and employees;

❖	Approve stock option grants, awards, etc.;

❖	Review and advise on company-wide benefit policies;

❖	Review and advise on programs for management succession.

Review

This charter of the Human Resources Committee shall be reviewed at least annually.

A-1

☒	PLEASE MARK VOTES	REVOCABLE PROXY
	AS IN THIS EXAMPLE	MAINSTREET BANKSHARES, INC.

				For	With- hold	For All Except

THIS PROXY IS SOLICITED ON BEHALF OF

THE BOARD OF DIRECTORS.

The shareholder signing this proxy card appoints Brenda H. Smith and Judy H. McNeely, or either of them acting in the absence of the other, as proxyholders, each with the power to appoint her substitute, and authorizes them to represent and to vote, as designated below, all of the shares of the common stock, no par value, of MainStreet BankShares, Inc. that the shareholder holds of record on February 28, 2007, at the Annual Meeting of Shareholders of MainStreet BankShares, Inc. to be held on April 19, 2007, and at any adjournment thereof.

		1.	Election of Class C Directors: (except as marked to the contrary below):	☐	☐	☐
NOMINEES: William L. Cooper, III, John M. Deekens, Danny M. Perdue
INSTRUCTION: To withhold authority to vote for any individual nominee, mark “For All Except” and write that nominee’s name in the space provided below.
THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” ALL OF THE MATTERS HEREON.

				For	Against	Abstain

		2.	In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.	☐	☐	☐

I/We hereby acknowledge the receipt, prior to the signing of this Proxy, of a Notice of Annual Meeting of Shareholders of MainStreet BankShares, Inc. called for April 19, 2007, an attached Proxy Statement for the Annual Meeting, a 2006 Annual Report, and form 10-KSB.

THIS PROXY, WHEN PROPERLY SIGNED BY YOU, WILL BE VOTED IN THE MANNER YOU DIRECT ON THIS CARD. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE LISTED NOMINEES IN THE ELECTION OF DIRECTORS, AND IN THE DISCRETION OF THE PROXYHOLDERS NAMED IN THIS PROXY UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING OR ANY ADJOURNMENT.

Please be sure to sign and date this Proxy in the box below.	Date	THIS PROXY MAY BE REVOKED BY YOU AT ANY TIME BEFORE IT IS VOTED AT THE ANNUAL MEETING.
Shareholder sign above	Co-holder (if any) sign above

+	+

...

é Detach above card, sign, date and mail in postage paid envelope provided. é
MAINSTREET BANKSHARES, INC.

Please sign exactly as your name appears above and print the date on which you sign the proxy in the spaces provided above. When signing as attorney, trustee, administrator, executive or guardian, please give your full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. For joint accounts, each owner must sign.

PLEASE ACT PROMPTLY

SIGN, DATE & MAIL YOUR PROXY CARD TODAY

IF YOUR ADDRESS HAS CHANGED, PLEASE CORRECT THE ADDRESS IN THE SPACE PROVIDED BELOW AND RETURN THIS PORTION WITH THE PROXY IN THE ENVELOPE PROVIDED.